Execution Copy
                                                                  --------------



                              EMPLOYMENT AGREEMENT
                               (John J. Pomerantz)


        AGREEMENT, dated as of June 2, 1997, between The Leslie Fay Company, Inc., a Delaware corporation, with its principal office at 1412 Broadway, New York, New York (the "Corporation"), and John J. Pomerantz, residing at 885 Park Avenue, Apartment 15A, New York, New York 10021 (the "Executive").

RECITAL
-------

        A. On April 5, 1993, The Leslie Fay Companies, Inc. ("Leslie Fay') and certain of its subsidiaries each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Code") with the United States Bankruptcy Court for the Southern District of New York (the "Court").

        B. By order, dated April 21, 1997, the Court confirmed that certain Fourth Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code (the "Plan").

        C.      Up to and including the Effective Date, the Executive has served
as   the    Chairman    and   Chief    Executive    Officer   of   Leslie   Fay,
predecessor-in-interest to the Corporation.

        D. The Corporation desires to secure the continued services of the Executive, and the Executive desires to continue to furnish services to the Corporation, on the terms and conditions hereinafter set forth.

        E. In accordance with the Plan and the designations filed with the Court in connection therewith, the Executive has been appointed to serve on the Board from and after the Effective Date.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

        1. Definition. Unless otherwise defined herein, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:

                (a)  "Board"   shall  mean  the  Board  of   Directors   of  the
Corporation.

                (b) "Cause" shall mean (i) conviction by the Executive of a felony, (ii) perpetration by the Executive of (x) an illegal act which causes significant economic injury to the Corporation or (y) a common law fraud against the Corporation, or (iii) willful violation by the Executive of a specific written direction from the Board concerning one or more matters of a material nature for the Corporation or its business or operations (following a warning in writing in respect thereto from the Board).

                (c) "Change of Control" shall mean the occurrence of any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring "beneficial ownership" (as de fined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of fifty percent (50%) or more of the aggregate voting power of the capital stock of the Corporation, except for any such person or group that has such beneficial ownership on the Effective Date.

                (d) "Corporation Senior Managers" shall mean, to the extent that the following persons are employees of the Corporation during the applicable fiscal year of the Corporation, John Pomerantz, John Ward, Cate Bandel, Dominic Fellicetti and Warren Wishart.

                (e) "Disabled" shall mean, with respect to the Executive, being physically or mentally disabled, whether totally or partially, so that he is substantially unable to perform his services hereunder for a consecutive period of more than six (6) months or for shorter periods aggregating six months during any twelve-month period.

                (f) "EBITDA" shall mean for any fiscal year of the Corporation, the consolidated earnings (including licensing revenues from the businesses or products of Hue, Inc.) before interest, taxes, depreciation and amortization of the Corporation and its consolidated subsidiaries, as determined pursuant to generally accepted accounting principles in effect in the United States of America from time to time, provided that for purposes of determining EBITDA hereunder, EBITDA shall (i) be calculated before determination of the Cash Bonus Pool (as hereinafter defined), (ii) exclude allocations to the Castleberry and Sassco businesses and Transco (as defined in the financial reporting package periodically presented to the Creditors' Committee in the Chapter 11 case of The Leslie Fay Companies, Inc.) and (iii) be increased by $300,000.

                (g) "Effective Date" shall mean June 2, 1997.


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



                (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                (i) "Good Reason" shall mean the continuation of any of the following events for more than ten (10) days after the Corporation's receipt from the Executive of written notice thereof:

                (i) the Executive shall fail to be reelected as a Director of the Corporation and as Chairman of the Board and Chairman of the Executive Committee of the Board (if any) or shall be removed from any such positions or from the position of Chief Executive Officer of the Corporation at any time during the Term (other than for Cause), any designee of the Executive pursuant to Section 4(b) hereof shall fail to be reelected or shall be removed as a Director during the Term, or the size of the Board shall be expanded and the Executive shall not be given reasonable opportunity to designate one or more additional Directors such that the Executive and all Directors designated by the Executive shall comprise at least twenty eight percent (28%) of the membership of the Board;

                (ii) the Executive shall fail to be vested with the powers and authority of Chief Executive Officer of the Corporation as described in
        Section 4(a) hereof, or the powers and authority of such position or his responsibilities with respect thereto shall be diminished in any material respect;

                (iii) the Executive shall have assigned to him without his express written consent any duties, functions, authority or responsibilities that are inconsistent with the Executive's positions described in Section 4 hereof;

                (iv) the Executive's principal place of employment is changed to a location more than twenty-five (25) miles from the prior location without the Executive's prior written consent;

                (v) any material failure by the Corporation to fulfill any of its obligations under this Agreement, including, without limitation, the failure to make any material payment required to be made by the Corporation pursuant to Sections 5 and 6 hereof within five ( 5) business days after the date such payment is required to be made;



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



                (vi) any purported termination by the Corporation of the Executive's employment otherwise than as expressly permitted by, and in compliance with all conditions and procedures of, this Agreement;

                (vii) the Corporation shall fail to comply with the provisions of Section 14 or 19(a) hereof; or

                (viii) there shall occur a Change of Control, other than a Change of Control in connection with, or resulting in whole or part from, the acquisition by the Ex ecutive or any Affiliate of the Executive of "beneficial ownership" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of shares of capital stock of the Corporation.

                (j) "Target EBITDA" shall mean (a) for 1997, Five Million Four Hundred Forty-Three Thousand Dollars ($5,443,000.00) and (b) for all years thereafter, the targeted EBITDA for the Corporation as a whole established by the Board in good faith.

        2. Employment. The Corporation shall employ the Executive, and the Executive shall serve the Corporation, upon the terms and conditions hereinafter set forth.

        3. Term. Subject to the terms and conditions hereinafter set forth, the term of the Executive's employment hereunder shall commence on the Effective Date and shall continue until the first anniversary of the Effective Date, unless earlier terminated pursuant to the provisions of Section 8, 9 or 10 hereof (the "Term").

        4.      Duties and Extent of Services.

        (a) Chief Executive Officer. During the Term, the Executive shall serve as Chief Executive Officer of the Corporation faithfully and to the best of his ability, and shall devote substantially all of his business time, energy and skill to such employment, it being understood and agreed that the Executive may serve on the boards of directors or equivalent governing bodies of other business corporations or other business organizations; provided, however, that
(i) such other corporations or other organizations are not in direct competition with the Corporation and/or its subsidiaries and (ii) such service does not materially interfere with the performance by the Executive of his duties hereunder. The Executive shall be invested with the duties and authority that are customarily delegated to a chief executive officer of a corporation, and shall

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



report to and be subject to the direction of the Board of Directors of the Corporation. The Executive shall also perform such specific duties and services of a senior executive nature as the Board of Directors of the Corporation shall request, including, without limitation, serving as a senior officer and/or director of any of the Corporation's subsidiaries.

        (b) Board Membership. Although it is understood that the right to elect directors of the Corporation is by law vested in the stockholders of the Corporation, in accordance with the Plan, the initial Board shall consist of seven persons, and, during the Term, (i) the stockholders of the Corporation will elect the Executive and a designee of the Executive to the Board, and (ii) the Executive shall serve as Chairman of the Board and of the Executive Committee of the Board (if any).

        5. Base Salary. During the Term, the Corporation shall pay the Executive a base salary ("Base Salary") of Four Hundred Thirty Thousand Dollars ($430,000.00), or such higher amount as the Board may from time to time determine, payable in equal weekly installments.

        6. Incentive Compensation. If the Corporation's EBITDA for the fiscal year is greater than or equal to eightyfive percent (85%) (the "Minimum Percentage") of Target EBITDA, the Corporation shall pay a bonus ("Cash Bonus Pool") to the Corporation Senior Managers no later than one hundred twenty (120) days after the end of the fiscal year, in an amount equal to the sum of (x) nine and six-tenths percent (9.6%) of the Corporation's EBITDA plus (y) two-tenths percent (0.2%) of the Corporation's EBITDA for each percentage point, if any, of Target EBITDA by which the Corporation's EBITDA exceeds the Minimum Percentage; provided, however, that in no event shall the Cash Bonus Pool exceed twelve and one-half percent (12.5%) of the Corporation's EBITDA. Upon payment of the Cash Bonus Pool, the Executive shall be entitled to receive a portion thereof in accordance with the terms and provisions of the understanding by and among the Corporation Senior Managers.

        7.      Employee Benefits.

        (a) During the Term, the Executive shall receive coverage and/or benefits under any and all medical insurance, life insurance, long-term disability insurance and pension plans and other employee benefit plans of the Corporation generally made available to senior executives of the Corporation from time to time.

        (b) During the Term, the Corporation shall provide (x) the Executive and members of his immediate family with (i)

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



supplemental disability coverage and (ii) medical insurance for all medical costs and services incurred by the foregoing, including costs of dental, vision and custodial care, and (y) the Executive with the services of an automobile selected by him and a driver for his use.

        (c) The Executive shall be entitled to paid vacations (taken consecutively or in segments), in accordance with the standard vacation policy of the Corporation for senior ex ecutives, but in no event less than four (4) weeks each calendar year during the Term. Such vacations shall be taken at times consistent with the effective discharge of the Executive's duties.

        (d) During the Term, the Executive shall be accorded office facilities and secretarial assistance commensurate with his position as Chief Executive Officer of the Corporation and adequate for the performance of his duties hereunder.

        8.      Termination -- Death or Disability.

        (a) In the event of the termination of the Executive's employment because of the death of the Executive during the Term, the Corporation shall pay to any one or more beneficiaries designated by the Executive pursuant to notice to the Corporation, or, failing such designation, to the Executive's estate, (i) the unpaid Base Salary owing to the Employee through the end of the month of his death, in a lump sum within five (5) business days after his death, and (ii) a bonus for the year in which such termination occurs, equal to the bonus (if any) that would have been paid for such year if no such termination had occurred, times a fraction, the numerator of which is the number of months in such year through the end of the month in which such termination occurs, and the denominator of which is twelve (12) (such bonus to be computed and paid at the time and in the manner specified in Section 6 hereof).

        (b) In the event that the Executive shall become Disabled, the Corporation shall have the right to terminate the Executive's employment hereunder by giving him written notice of such termination. Upon receipt of such notice, the Executive's employment hereunder shall terminate. In the event of such termination, the Corporation shall pay to the Executive (i) the unpaid Base Salary owing to the Executive through the end of the month of such termination, in a lump sum within five (5) business days of such termination, and (ii) a bonus for the year in which such termination occurs, equal to the bonus (if any) that would have been paid for such year if no such termination had occurred, times a fraction, the numerator of which is the number of months in such year through the end of the


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



month in which such termination  occurs,  and the denominator of which is twelve
(12) (such bonus to be computed and paid at the time and in the manner specified in Section 6 hereof).

        9.      Termination for Cause by Corporation

        (a) The Executive's employment hereunder may be terminated by the Corporation for Cause upon compliance with the provisions of Section 9(b) hereof. In the event that Executive's employment hereunder shall validly be terminated by the Corporation for Cause pursuant to this Section 9(a), the Corporation shall promptly pay accrued but unpaid Base Salary and reimburse or pay any other accrued but unpaid amounts due under Sections 6 and 13 hereof as of the date of termination, and thereafter shall have no further obligations under this Agreement. Upon termination of the Executive's employment hereunder for Cause, the Executive shall nonetheless remain bound by the obligations provided for in Sections 11 and 12 hereof.

        (b) Termination for Cause shall be effected only by action of a majority of the Board then in office (excluding the Executive) at a meeting duly called and held upon at least ten (10) days' prior written notice to the Executive specifying the particulars of the action or inaction alleged to constitute "Cause" (and at which meeting the Executive and his counsel were entitled to be present and given reasonable opportunity to be heard).

        10.     Termination for Good Reason by the Executive; Severance Payment.

        (a) The Executive's employment hereunder may be terminated by the Executive for Good Reason by providing written notice to the Corporation to such effect (such termination to be effective on the date specified in such notice, which date shall not be more than sixty (60) days nor less than thirty (30) days after date of such notice).

        (b) If at any time (i) the Executive terminates his employment for Good Reason (other than on the grounds of Section 1(i)(viii) hereof) or (ii) the Corporation terminates the Executive's employment (or fails or declines to extend the Term) without Cause, then the Corporation shall pay to the Executive, in lieu of any other amounts that might otherwise have been payable hereunder (other than pursuant to Sections 6 and 13 hereof), an amount ("Compensation") equal to the greater of (i) the sum of (x) the aggregate amount which would have been payable to the Executive had he continued to be employed by the Corporation as Base Salary through the end of the Term (at the rate in effect as of the date of termination), (y) the bonus


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(if any) through the end of the Term,  such bonus to be  calculated  and paid in the manner described in Section 6 (it being understood and agreed that, if the end of the Term occurs before the end of a fiscal year, such bonus will be prorated through the end of such Term), and (z) the automobile allowance provided for hereunder and (ii) the aggregate amount (the "Minimum Severance Amount") which would have been payable to the Executive had he continued to be employed by the Corporation as Compensation for six (6) months following the date of termination (at the rate in effect as of the date of termination, in the case of Base Salary), which Compensation shall in the case of Base Salary be payable within ten (10) days following such termination; provided, however , that, if the Executive terminates his employment for Good Reason solely on the grounds of Section 1(i)(viii), then the Corporation shall pay to the Executive within ten (10) days following such termination, in lieu of any other amounts that might otherwise have been payable hereunder (other than pursuant to Sections 6 and 13) the greater of (i) the Minimum Severance Amount and (ii) the excess, if any, of (x), the aggregate amount which would have been payable to the Executive had he continued to be employed by the Corporation as Compensation for one (1) year following the date of termination (it being understood and agreed that, the bonus portion of Compensation, in this instance, will be deemed earned, based on Target EBITDA for the fiscal year in which the Change of
Control  occurs,   if,  and  only  if,  the  Change  of  Control  is  a  merger, consolidation or sale of all or substantially all of the assets of the Corporation) over (y) the profit (if any) realized by the Executive, in connection with the Change of Control giving rise to such termination, on (aa) options for capital stock of the Corporation or (bb) capital stock of the Corporation issued upon exercise of such options.

        11. Confidential Information. In addition to any other confidentiality obligation the Executive may have to the date hereof, and until the end of the original Term, the Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, any and all confidential information relating to the Corporation and its subsidiaries, including, without limitation, customer lists, financial plans or projections, pricing policies, marketing plans or strategies, business acquisition or divestiture plans, new personnel acquisition plans, designs, and, except in connection with the performance of his duties hereunder, the Executive shall not disclose any such information to anyone outside the Corporation and any of its subsidiaries, except as required by law (provided prior written notice thereof is given by the Executive to the Corporation) or except with the Corporation's prior


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consent,  unless such  information is known generally to the public or the trade through sources other than the Executive's unauthorized disclosure.

        12. Competitive Activity. The Executive hereby agrees that, during his employment hereunder, and, following a termination of his employment other than termination by the Executive for Good Reason or by the Corporation with Cause or without Cause, for the balance of the original Term (if any), the Executive shall not, without the prior consent of the Board (i) directly or indirectly, engage or be interested in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business wherever located in the world engaged in the manufacture, distribution, design marketing or sale of women's apparel, if such business is a material competitor of the Corporation, or (ii) induce or attempt to persuade any employee of the Corporation or of any subsidiary of the Corporation, or any person who was employed by the Corporation or any subsidiary of the Corporation within the preceding six months, to leave the employ of the Corporation or any subsidiary of the Corporation (but the foregoing shall not be deemed to prevent the Executive in his capacity as Chief Executive Officer of the Corporation from hiring or dismissing any employee of the Corporation or any subsidiary for the benefit of the Corporation). Nothing in this Section 12 shall prohibit the Executive from acquiring or holding not more than five percent (5%) of any class of publicly traded securities of any business.

        13. Expenses. The Corporation shall reimburse the Executive for all reasonable, ordinary and necessary expenses incurred by the Executive in the performance of the Executive's duties hereunder; provided, however, that, in connection with such reimbursement, the Executive shall account to the Corporation for such expenses in the manner customarily prescribed by the Corporation for its senior executives.

        14. Directors' and Officers' Insurance; Indemnification. Within thirty (30) days after the execution and delivery hereof, the Executive shall be provided with directors' and officers' insurance in connection with his employment hereunder and service as a Director as contemplated hereby with such coverage (including with respect to unpaid wages and taxes not remitted when done) as shall be reasonably satisfactory to the Executive and with aggregate limits of liability for all covered officers and directors of not less than Twenty-Five Million Dollars ($25,000,000.00), and the Corporation shall maintain such insurance in effect for the period of the Executive's employment hereunder and for not less than five (5) years


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thereafter; provided, however, that, in the event that the Corporation shall not obtain such insurance, it shall provide or cause the Executive to be provided with indemnity (or a combination of indemnity and directors' and officers' insurance) in connection with his employment hereunder with substantially equivalent coverage and amounts, and the Corporation shall maintain such indemnity (or combination of indemnity and directors' and officers' insurance) or cause such indemnity (or such combination) to be maintained for the period of the Executive's employment hereunder and for not less than five (5) years thereafter.

        15. No Duty to Mitigate. The Executive shall have no duty to mitigate the severance amounts or any other amounts payable to the Executive hereunder and such amounts shall not be subject to reduction for any compensation received by the Executive from employment in any capacity or other source following the termination of Executive's employment with the Corporation and its subsidiaries.

        16. Prior Agreements; Amendments; No Waiver. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof. This Agree ment may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any partial exercise of any right hereunder preclude any further exercise thereof.

        17. Survival of Provisions. The provisions of Sections 11, 12 and 25 shall survive the termination or expiration of this Agreement as provided therein. Such provisions are unique and extraordinary, which give them a value peculiar to the Corporation, and cannot be reasonably or adequately compensated in damages for its loss and any breach by the Executive of such provisions will cause the Corporation irreparable injury and damage. Therefore, the Corporation, in addition to all other remedies available to it, shall be entitled to injunctive and other available equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of such provisions for the purposes of enforcing such provisions.

        18. Withholding. The Corporation shall be entitled to withhold from any and all amounts payable to the Executive hereunder such amounts as may from time to time be required to be withheld pursuant to applicable tax laws and regulations.

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

        19.     Succession, Assignability and Binding Effect.

        (a) The Corporation will require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall constitute Good Reason for resignation by the Executive.

        (b) This Agreement shall inure to the benefit of and shall be binding upon the Corporation and its successors and permitted assigns and upon the Executive and his heirs, executors, legal representatives, successors and permitted assigns; provided, however, that without prejudice to the rights of the Corporation under Section 19(a) hereof, neither party may assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any of its or his rights hereunder without the prior written consent of the other party, and any such attempted assignment, transfer, pledge, encumbrance, hypothecation or other disposition without such consent shall be null and void and without effect.

        20. Headings. The paragraph headings contained herein are included solely for convenience of reference and shall not control or affect the meaning or interpretation of any of the provisions of this Agreement.

        21. Notices. Any notices or other communications hereunder by either party shall be in writing and shall be deemed to have been duly given if delivered personally to the other party or, if sent by registered or certified mail, upon receipt, to the other party at his or its address set forth at the beginning of this Agreement or at such other address as such other party may designate in conformity with the foregoing.

        22. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles thereof relating to the conflict of laws.

        23. Legal Fees and Expenses. In order to induce the Executive to enter into this Agreement and to provide the Executive with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement, the Corporation shall pay and be solely responsible for


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any attorneys'  fees and expenses and court costs incurred by the Executive as a result of the failure by the Corporation to perform this Agreement or any provision hereof to be performed by it or in connection with any action which may be brought, by or in the name or for the benefit of the Corporation or any subsidiary contesting the validity or enforceability of this Agreement or any provision hereof to be performed by the Corporation, which action shall have been dismissed by a final, nonappealable court order.

        24. Opportunity to Review. The Executive acknowledged that he has been given the opportunity to discuss this Agreement, including this Section 25, with his private legal counsel and has availed himself of that opportunity to the extent he wishes to do so.

        25.     Arbitration.

        (a) Disputes Subject to Arbitration. In the event that the Corporation terminates the Executive's employment on the grounds set forth in clause (iii) of the definition of "Cause", the Corporation and the Executive mutually consent to the resolution by arbitration of any dispute between the Corporation and the Executive as to whether such Cause has occurred (a "Dispute"). Unless the Corporation and the Executive otherwise agree, no other disputes, issues, claims or controversies arising out of the Executive's employment (or its termination), or any other matter whatsoever, shall be submitted to or resolved by arbitration.

        (b) Arbitration Procedures. (i) The Corporation and the Executive agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA") before an arbitrator who is licensed to practice law in the state in which the arbitration is convened (the "Arbitrator"). The arbitration shall take place in or near the city in which.the Executive is or was last employed by the Corporation.

                (ii) Upon designation as a Dispute, the AAA shall give each party a list of eleven (11) arbitrators drawn from its panel of labor and employment arbitrators. The Corporation and the Executive may strike all names on the list which it deems unacceptable. If only one common name remains on the lists of all parties, said individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternatively until only one remains. If no common name remains on the lists of all parties, the AAA shall furnish an additional


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


list and the parties shall alternate striking names on such second list until an arbitrator is selected.

                (iii) The Arbitrator shall apply the law of the State of New York applicable to contracts made and to be performed wholly in that state (without giving effect to the principles thereof relating to conflicts of law). The Federal Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability or formation of the term "Cause". The Arbitrator shall render a decision within thirty (30) days of the date upon which the Arbitrator is selected pursuant to Section 25(b)(ii), which decision shall be final and binding upon the parties. In the event that the Arbitrator decides that Material Insubordination has (x) occurred, then the Executive's employment shall be deemed to have been terminated for cause pursuant to Section 9(a) hereof or (y) not occurred, then the Executive's employment shall be deemed to have been terminated without Cause pursuant to
Section 10(b) hereof.

                (iv) The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold prehearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

                (v) Either party, at its expense, may arrange for and pay the costs of a court reporter to provide a stenographic report of proceedings.

                (vi) Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

                (vii) Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Section 25. Except as otherwise provided in this Section 25, both the Corporation and the Executive agree that neither such party shall initiate or prosecute any lawsuit or administrative action in any way related to any Dispute covered by this Section 25.

                (viii) The arbitrator shall render an opinion in the form typically rendered in labor arbitrations.

        (c) Arbitration Fees and Costs. The Corporation and the Executive shall equally share the fees and costs of the


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

Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, ten (10) days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees. if any. However, if any party prevails on a statutory claim that affords the prevailing party attorneys' fees, the Arbitrator may award reasonable fees to the prevailing party.

        (d) Opportunity to Review. The Executive acknowledged that he has been given the opportunity to discuss this Agreement, including this Section 25, with his private legal counsel and has availed himself of that opportunity to the extent he wishes to do so.

        (e) Law Governing. The parties agree that the arbitration provisions set forth in this Section 25 will be governed by the Federal Arbitration Act, 9 U.S.C.ss.ss. 1-16, ("FAA"). The parties further agree that all Disputes, whether arising under state or federal law, will be subject to the FAA, notwithstanding any state or local laws to the contrary.

        26.     Other Matters.

        (a) So long as the annual cost thereof does not exceed Twenty Thousand Dollars ($20,000.00), the Corporation shall continue in effect, for the rest of the Executive's life, the health insurance provided for the Executive by Leslie Fay as of the Effective Date.

        (b) As of the Effective Date, the Executive hereby releases Leslie Fay, the Corporation and all other Persons (as defined in the Plan) for all unpaid amounts under the Executive's employment contract with Leslie Fay. Upon the request, and at the expense, of the Corporation or any such other Person, the Executive shall execute and deliver any written release or similar document reasonably necessary to give effect to this Section 26 (b).

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                              THE LESLIE FAY COMPANY, INC.


                                              By:   /s/ John A. Ward
                                                 -------------------------
                                                    Name:  John A. Ward
                                                    Title:  President


                                                   /s/ John J. Pomerantz
                                                 -------------------------
                                                    Executive


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